UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2010

PFGI CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51501	04-3659419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484
(Address of Principal Executive Offices)	(Zip Code)

1-800-622-4204

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2010, at a regular meeting of the Board of Directors of PFGI Capital Corporation, Beth A. Adams resigned from the Board of Directors and as Vice President and Assistant Secretary of PFGI, effective March 30, 2010. Scott L. Saari also resigned from the Board of Directors and as Vice President of PFGI, effective January 13, 2010.

At the same meeting, the Board appointed Michael Setzenfand and Lisa M. Kovac to serve as directors of PFGI until the next annual meeting and until their successors are duly elected and qualified. Both Mr. Setzenfand and Ms. Kovac are employees of The PNC Financial Services Group, Inc. (“PNC”). Additionally, the Board appointed Mr. Setzenfand to serve as Vice President and Assistant Secretary and Lisa M. Kovac to serve as Vice President of PFGI until the next annual meeting and until their successors are duly elected and qualified. Mr. Setzenfand’s appointment is effective March 30, 2010, and Ms. Kovac’s appointment is effective January 13, 2010.

Item 8.01.	Other Events

The January 13, 2010 news release announced PFGI Capital Corporation’s confirmation of its regular quarterly cash dividends on the Series A Preferred and Series B Preferred Stock.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Exhibit Description

99.1	News release issued by PFGI Capital Corporation dated January 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFGI Capital Corporation
(Registrant)

Dated: January 13, 2010	By:	/S/ KEVIN R. GLASS
Kevin R. Glass Chief Financial Officer and Treasurer